===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                   Astro-Med
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                   Astro-Med
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                ASTRO-MED, INC.
                           ASTRO-MED INDUSTRIAL PARK
                           600 EAST GREENWICH AVENUE
                       WEST WARWICK, RHODE ISLAND 02893

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 18, 1999

To the Shareholders of
 Astro-Med, Inc.:

  Notice is hereby given that the 1999 Annual Meeting of Shareholders of Astro-Med, Inc. (the "Company") will be held at the offices of the Company, Astro-Med Industrial Park, 600 East Greenwich Avenue, West Warwick, Rhode Island on Tuesday May 18, 1999, beginning at 10:00 a.m., for the purpose of considering and acting upon the following:

    (1) Electing five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

    (2) Transacting such other business as may properly come before the meeting.

  The close of business on March 26, 1999 has been fixed as the record date for determining shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                                     Margaret D. Farrell
                                                          Secretary

April 23, 1999


 Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy will not be used without your consent.

                                ASTRO-MED, INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 18, 1999

SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy is solicited by the Board of Directors of Astro-Med, Inc. (herein called the "Company") in connection with the annual meeting of the shareholders to be held May 18, 1999. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 23, 1999.

ELECTION OF DIRECTORS

  At the annual meeting, five directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

                               BUSINESS EXPERIENCE DURING PAST
         NAME AND AGE                     FIVE YEARS             DIRECTOR SINCE
         ------------          -------------------------------   --------------
 Albert W. Ondis (73)........  Chairman of the Company.               1969
 Everett V. Pizzuti (62).....  President of the Company.              1985
 Jacques V. Hopkins (68).....  Former Partner, Hinckley, Allen
                               & Snyder (Attorneys at Law)
                               (Retired 1997)                         1969
                               President, Milwaukee School of
 Hermann Viets, Ph.D. (56)...  Engineering (since 1991).              1988
                               Independent investment research
 Neil K. Robertson (61)......  consultant.                            1991

VOTING AT MEETING

  Only shareholders of record at the close of business on March 26, 1999 will be entitled to vote at the meeting. On the record date, there were 4,481,481 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 26, 1999 (except as noted) the record and beneficial ownership of the Company's outstanding shares of common stock by each person who is known to the Company to own of record or beneficially more than 5 percent of such stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and officers of the Company as a group:

                                            NUMBER OF SHARES
         NAME OF BENEFICIAL OWNER          BENEFICIALLY OWNED PERCENT OF CLASS
         ------------------------          ------------------ ----------------
Albert W. Ondis...........................     1,214,024(1)         26.7%
 600 East Greenwich Avenue
 West Warwick, Rhode Island
Everett V. Pizzuti........................       409,130(2)          8.7%
 600 East Greenwich Avenue
 West Warwick, Rhode Island
Dimensional Fund Advisors Inc.............       343,950(3)          7.7%
 1299 Ocean Avenue
 Santa Monica, California
Jacqueline B. Ondis.......................       315,000             7.0%
 40 Oak Grove Street
 Warwick, Rhode Island
David M. Gaskill..........................       139,405(4)          3.1%
Hermann Viets.............................       108,312(5)          2.4%
Jacques V. Hopkins........................        88,321(6)          2.0%
Elias G. Deeb.............................        46,458(7)          1.0%
Joseph P. O'Connell.......................        22,779(8)            *
Neil K. Robertson.........................        21,000(9)            *
All directors and officers of the Company
 as a group (13)..........................     2,118,186(10)        42.6%

--------
 *Less than 1%
 (1) Includes 111,873 shares held by children, 65,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,266 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (2) Includes 234,175 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,201 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of the number of shares shown as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
 (4) Includes 7,500 shares held by Mr. Gaskill's wife, 55,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,905 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (5) Includes 112 shares held by Dr. Viets as custodian for a child and 3,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
 (6) Includes 4,250 shares held by Mr. Hopkins' wife, 76,821 shares held as a trustee of a trust for the benefit of the children of Mr. Ondis, and 3,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.

 (7) Includes 35,750 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,665 shares allocated to his account under the Company's Employee Stock Ownership Plan.
 (8) Includes 22,500 shares deemed to be beneficially owned because of exercisable options to acquire shares and 279 shares allocated to his account under the Company's Employee Stock Ownership Plan..
 (9) Includes 18,000 shares held by Mr. Robertson as trustee of a trust for his benefit and 3,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(10) Includes 487,425 shares deemed to be beneficially owned because of exercisable options to acquire shares and 10,573 shares allocated to the accounts of officers under the Company's Employee Stock Ownership Plan.

EXECUTIVE COMPENSATION

  The following table shows the total annual compensation paid or accrued, together with other information, for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose total annual salary and bonus for the fiscal year ended January 31, 1999 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                   SECURITIES
                         FISCAL YEARS                 OTHER        UNDERLYING
NAME AND PRINCIPAL          ENDED                     ANNUAL        OPTIONS       ALL OTHER
POSITION                  JANUARY 31  SALARY($) COMPENSATION($)(1) GRANTED(#) COMPENSATION($)(2)
------------------       ------------ --------- ------------------ ---------- ------------------
Albert W. Ondis.........     1999      232,865         2,741         25,000         4,782
 Chairman, Chief Execu-
  tive Officer               1998      230,543         2,042         25,000         4,975
                             1997      225,698         3,322             --         3,281
Everett V. Pizzuti......     1999      228,324         8,957         25,000         4,782
 President, Chief Oper-
  ating                      1998      198,560        11,991         25,000         4,994
 Officer                     1997      194,344        12,285         50,000         3,279
Joseph P. O'Connell.....     1999      143,796         3,713         10,000         4,488
 Vice President and
  Treasurer,                 1998      144,519        13,278(3)       7,500         4,274
 Chief Financial Officer     1997      124,615           859          5,000           --
David M. Gaskill........     1999      137,570                       10,000         2,191
 Vice President, Re-
  search and                 1998      133,425                        7,500         3,072
 Development                 1997      130,276                        7,500         1,628
Elias G. Deeb...........     1999      119,500                        7,500         3,830
 Vice President, Media       1998      117,008                        5,000         2,852
 Manufacturing               1997      114,323                        5,000         2,712

--------
(1) Except as otherwise noted, represents reimbursement for taxes attributable to use of Company provided vehicles. Perquisites and other personal benefits aggregated less than 10% of the total annual salary and bonus for each individual.
(2) Amounts consist of the Company's annual contributions, including matching contributions, to the Astro-Med, Inc. Retirement Plan and $1,022 for each individual to the Astro-Med, Inc. Employee Stock Ownership Plan.
(3) The amount shown for Mr. O'Connell includes a $10,000 signing bonus upon completion of one year of service.

REPORT ON EXECUTIVE COMPENSATION

  The Board of Directors has delegated to the Compensation Committee the authority to fix compensation (including stock options) for the Company's key employees. The Compensation Committee is comprised of the Company's three non-employee directors, Dr. Viets (Chairman), Mr. Robertson and Mr. Hopkins. Mr. Ondis meets with the Compensation Committee to review the compensation program and make recommendations for senior executive officers. Compensation consists of three principal elements (salary, bonus and stock options).

  EXECUTIVE COMPENSATION PHILOSOPHY. Compensation of the Company's executive officers should link management initiatives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company's business goals and link their interests with shareholder interests.

  SALARY. Base salaries for executive officers were established a number of years ago after reviewing compensation for competitive positions at manufacturing companies of comparable size and profitability operating in a similar industry. Base salaries have since been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company and for generally publicized competitive positions elsewhere in industry.

  BONUS. The Company maintains a bonus pool for the purpose of providing incentives in the form of a quarterly cash bonus to employees of the Company. Awards are intended to reflect Company profitability, achievement of overall Company objectives and individual performances, considered both in terms of effort and results. The size of the bonus pool and of individual awards may vary, up or down, from year to year. No bonus payments were made in the last three fiscal years.

  STOCK OPTIONS. Total executive compensation includes long-term incentives afforded by stock options. Stock option grants are made by the Compensation Committee upon consideration of recommendations made by senior management. The objectives of option grants are to align the long-term interests of executives and key employees with shareholder interest, by creating a strong and direct link between compensation and total shareholder return. In this connection, grants are intended to enable recipients to develop and maintain significant long-term stock ownership in the Company. Stock options are the principal vehicle for the payment of long-term compensation. Grants of stock options reflect subjective consideration of such matters as other compensation and the employee's position in the Company and contributions to the Company.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Ondis is eligible to participate in the same executive compensation plans available to other senior executives. Effective in February 1998, his base salary was increased from $226,000 to $233,000, representing a 3% increase, deemed consistent with salary increases among executives in comparable positions in similar industries. Non-qualified option grants for 25,000 common shares at an exercise price of $8.125 were made to Mr. Ondis during fiscal year 1999.

  DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to a public company's five highest paid executive officers to the extent any such officer's annual compensation exceeds $1,000,000, subject to certain exceptions. The Board of Directors has deferred adopting a policy on this issue as it does not expect the compensation of these individuals to reach relevant levels in the near future.

  CONCLUSION. Through the program described above, the Compensation Committee firmly believes a direct link has been established between the Company's financial performance, executive compensation and resultant stock price performance.

  Compensation Committee:

                             Hermann Viets, Ph.D. (Chair)
              Neil K. Robertson                    Jacques V. Hopkins

PERFORMANCE GRAPH

  Set forth below is a line graph prepared for the Company by Media General Financial Services to compare the cumulative total return on the Company's common stock against the cumulative total return of a Nasdaq market index and a peer index for the period of five fiscal years ended January 31, 1999. The Media General Market Weighted NASDAQ Index Return is calculated using all companies which trade on the NASD National Market System (NMS) or on the NASD supplemental listing. It includes both domestic and foreign companies. The index is weighted by the then current shares outstanding and assumes dividends reinvested. The return is calculated on a monthly basis. The peer group designated below as the industry index is comprised of nearly 400 companies classified as electronic equipment manufacturers. The total returns assume $100 invested on February 1, 1994 with reinvestment of dividends.





                                              FISCAL YEARS ENDED JANUARY 31
                                         ---------------------------------------
                                         1994  1995   1996   1997   1998   1999
                                         ---- ------ ------ ------ ------ ------
Astro-Med, Inc.......................... 100  105.64  81.82  76.06  72.68  56.48
Industry Index.......................... 100  112.09 158.25 247.47 258.57 378.08
Nasdaq Market........................... 100   94.51 132.32 174.14 205.11 320.12

INDEBTEDNESS OF MANAGEMENT

  The following information describes loans to directors and executive officers of the Company whose indebtedness to the Company exceeded $60,000 at any time during the fiscal year ended January 31, 1999.

                                                     LARGEST AMOUNT
                                                           OF        AMOUNT OF
                                                      INDEBTEDNESS  INDEBTEDNESS
                                                     OUTSTANDING AT OUTSTANDING
   NAME                                                 ANY TIME    AT YEAR END
   ----                                              -------------- ------------
Albert W. Ondis, Chairman and Director..............    $321,640      $321,640
Everett V. Pizzuti, President and Director..........     131,624       131,624

  The indebtedness is comprised of unsecured non-interest bearing demand notes for loans made from time to time to the persons named.

PROFIT-SHARING PLAN

  The Company has a qualified Profit-Sharing Plan which provides retirement benefits to substantially all employees of the Company and provides for contributions into a trust fund in such amounts as the Board of Directors may annually determine. Each eligible employee shares in contributions on the basis of relative (limited to $160,000) compensation.

  In addition, participants are permitted to defer up to 15% of their cash compensation and make contributions of such deferral to this Plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed and 25% of the second, third, fourth and fifth percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code.

  The Plan provides for the vesting of 100% of contributions made by the Company to the account of an employee after five years of service. Contributions by an employee are 100% vested immediately. The Company's contributions paid or accrued for the fiscal year ended January 31, 1999 amounted to $230,000.

EMPLOYEE STOCK OWNERSHIP PLAN

  The Company has an Employee Stock Ownership Plan which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board of Directors may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan's Trustees in shares of common stock of the Company. The Company's contributions paid or accrued for the fiscal year ended January 31, 1999 amounted to $130,000.

STOCK OPTION PLANS

  The Company has a Non-Qualified Stock Option Plan adopted in the fiscal year ended January 31, 1990 under which options for an aggregate of 150,000 shares of common stock may be granted to officers and key employees of the Company at an exercise price of not less than 50% of the market price on the date of grant. Options for an aggregate of 50,000 shares, with an exercise price of $8.125 were granted during the fiscal year ended January 31, 1999. Options granted under this plan for an aggregate of 150,000 shares with exercise prices ranging from $8.125 to $8.44 per share were outstanding at January 31, 1999. No shares remain available for option grants under this plan.

  In addition, the Company has a Non-Qualified Stock Option Plan adopted in the fiscal year ended January 31, 1999, under which options for an aggregate of 400,000 shares of common stock may be granted to officers and key employees as well as consultants or other persons who render services to the Company at an exercise price of not less than 50% of the market price on the date of grant. Options for an aggregate of 1,000 shares, with an exercise price of $6.50 were granted during the fiscal year ended January 31, 1999. Options were granted subsequent to January 31, 1999 for an aggregate of 50,000 shares with an exercise price of $4.94 per share. A total of 349,000 shares remain eligible for option grants under this plan.

  The Company has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1990 under which options for an aggregate of 300,000 shares of common stock were granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. No options were granted under this plan during the fiscal year ended January 31, 1999. Options granted under this plan for an aggregate of 262,100 shares with exercise prices ranging from $3.33 to $13.00 per share were outstanding at January 31, 1999. A total of 19,000 shares remain available for option grants under this plan.

  The Company also has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1994 under which options for an aggregate of 250,000 shares of common stock may be granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. Options for an aggregate of 13,000 shares were granted during the fiscal year ended January 31, 1999. Options granted under this plan for an aggregate of 209,000 shares with exercise prices ranging from $6.125 to $11.28 per share were outstanding at January 31, 1999. A total of 41,000 shares remain available for option grants under this plan.

  In addition, the Company has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1998 and amended in the fiscal year ended January 31, 1999, under which options for an aggregate of 500,000 shares of common stock may be granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. Options granted under this plan for an aggregate of 149,500 shares with exercise prices ranging from $6.25 to $8.125 were granted during the fiscal year ended January 31, 1999. Options were granted subsequent to January 31, 1999 for an aggregate of 157,500 shares with an exercise price of $4.94 per share. A total of 195,000 shares remain available for option grants under this plan.

  The following tables present certain information concerning stock options granted to each executive officer named in the Summary Compensation Table during the fiscal year ended January 31, 1999, and the year-end value of unexercised options held by each of those officers. There were no stock option exercises during fiscal 1999 by any of the named individuals.

                  AGGREGATED OPTIONS HELD AT JANUARY 31, 1999

                               SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                              UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS
                                FISCAL YEAR END(#)     AT FISCAL YEAR END($)(1)
                             ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                             ----------- ------------- ----------- -------------
Albert W. Ondis.............    65,000         --           --          --
Everett V. Pizzuti..........   234,175      39,700       71,016         --
David M. Gaskill............    55,000         --           --          --
Joseph P. O'Connell.........    22,500         --           --          --
Elias G. Deeb...............    35,750         --        11,167         --

--------
(1) Amount represents excess of market value as of January 31, 1999 over exercise price.

                          OPTION GRANTS--FISCAL YEAR
                            ENDED JANUARY 31, 1999

                                                      PER
                                      % OF TOTAL     SHARE               GRANT
                             OPTION OPTIONS GRANTED EXERCISE              DATE
                             GRANTS TO EMPLOYEES IN  PRICE   EXPIRATION VALUE(2)
NAME                         (#)(1)   FISCAL YEAR     ($)       DATE      ($)
----                         ------ --------------- -------- ---------- --------
Albert W. Ondis............. 25,000      11.8%       8.125    3/25/07    62,250
Everett V. Pizzuti.......... 25,000      11.8%       8.125    3/25/07    62,250
David M. Gaskill............ 10,000       4.7%       8.125    3/25/07    24,900
Joseph P. O'Connell......... 10,000       4.7%       8.125    3/25/07    24,900
Elias G. Deeb...............  7,500       3.5%       8.125    3/25/07    18,675

--------
(1) All options became exercisable on October 25, 1998.
(2) Amounts represent the fair value of each option granted and were estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 35.367%; expected life of 5 years; risk-free interest rate of 4.75%; and dividend yield of 2.4%.

OTHER INFORMATION RELATING TO DIRECTORS

  During the fiscal year ended January 31, 1999, the Board of Directors held four formal meetings. The Board has an Audit Committee consisting of Mr. Robertson, Dr. Viets and Mr. Hopkins, whose primary duties and responsibilities include meeting with the Company's independent accountants to review the annual audit scope, the audit of financial statements, the adequacy of internal controls and other relevant matters. One formal committee meeting was held during the fiscal year ended January 31, 1999. The Board has a Compensation Committee comprised of Mr. Robertson, Dr. Viets and Mr. Hopkins which reviews and approves recommendations on executive compensation and administers the Company's stock option plans. The Compensation Committee held three meetings during the fiscal year ended January 31, 1999. Dr. Viets, Mr. Robertson, and Mr. Hopkins have been paid an annual retainer fee of $3,500 plus $500 for each Board meeting attended.

  Those directors who are not also officers and employees of the Company receive options to purchase common stock under the Company's Non-Employee Director Stock Option Plan (the "Director Plan") as compensation for their services to the Company. Under the Director Plan, each non-employee director received an initial non-qualified option to purchase 1,000 shares of common stock on May 21, 1996, the date the Company's shareholders approved the Director Plan. Non-employee directors who are elected after May 21, 1996 will receive an initial non-qualified option to purchase 1,000 shares of common stock on the date of the director's initial election to the Board of Directors. Beginning in 1997, each non-employee director (other than a director first elected after June 30 of the prior year) receives an annual non-qualified option to purchase 1,000 shares of common stock as of the first business day of January of each year. All options have an exercise price equal to the market price of the common stock on the day of the grant and are exercisable for a term of ten years. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability, or a change of control. A total of 30,000 shares have been reserved for issuance under the Director Plan. Messrs. Hopkins, Robertson and Viets each received options to acquire 1,000 shares at $5.875 per share on January 4, 1999. Options for an aggregate of 12,000 shares, with an exercise price ranging from $5.875 to $9.25 per share were outstanding at January 31, 1999.

  Directors who are also officers and employees of the Company are not entitled to receive any compensation in addition to their compensation for services as officers or employees.

  The law firm of Hinckley Allen & Snyder, of which Mr. Hopkins is a retired partner, provides legal services to the Company.

  Other than as described under "Indebtedness of Management", no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 1999 any material interest, direct or indirect, in any material transaction or any material proposed transaction to which the Company was or is to be a party.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Company selected Arthur Andersen LLP as independent certified public accountants to audit the financial statements of the Company for fiscal year ended January 31, 1999. This firm has audited the Company's financial statements annually since the fiscal year ended January 31, 1982. Although no accountants have yet been selected to audit the financial statements of the Company for the fiscal year ending January 31, 2000, it is expected that Arthur Andersen LLP will again be selected. It is further expected that a representative of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

FINANCIAL REPORTS

  A copy of the annual report of the Company for the fiscal year ended January 31, 1999, including the Company's annual report to the Securities and Exchange Commission on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2000 ANNUAL MEETING

  The 2000 annual meeting of the shareholders of the Company is scheduled to be held on May 16, 2000. If a shareholder intending to present a proposal at that meeting wishes to have such a proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than December 31, 1999.

OTHER MATTERS

  No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

                                          By order of the Board of Directors

                                               Margaret D. Farrell
                                                   Secretary

Dated: April 23, 1999

                                ASTRO-MED, INC.
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 18, 1999

  The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Hermann Viets and Neil K. Robertson, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 18, 1999, in West Warwick, Rhode Island, and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS
                FOR all              WITHHOLD AUTHORITY to vote for all
                nominees             nominees listed below ____________________
                listed below
                (except as
                marked to the
                contrary
                below) _______

Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Hermann Viets and Neil
K. Robertson.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
--------------------------------------------------------------------------------

2. In their discretion, upon such other matters as may properly come before the meeting.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE SPECIFIED NOMINEES IN PROPOSAL 1.

                    PLEASE DATE, SIGN AND RETURN THIS PROXY

Dated ____ ,                  Signed __________________________________________
    1999

                              _________________________________________________
                              (Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or in a corporate capacity, please give full title as such. In case of joint tenants or multiple owners, each party must sign.)

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY